Exhibit 5.2

AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Penn West Energy Trust on Form F-10 of our report dated February 29, 2008 relating to the financial statements of Canetic Resources Trust as at December 31, 2007 and 2006 and for the years then ended appearing in Penn West Energy Trust’s Form 6-K, dated April 9, 2008.

Calgary, Canada	/s/ Deloitte & Touche LLP
May 30, 2008	Chartered Accountants